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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

 AMERICAN COLOR GRAPHICS TO DISCUSS FIRST QUARTER RESULTS ON AUGUST 11, 2004 AND
                 TO HOST INVESTOR OPEN HOUSE ON AUGUST 13, 2004

BRENTWOOD, TN, July 28, 2004 - ACG Holdings, Inc. and American Color Graphics, Inc. (collectively, the "Company") announced today that it will discuss first quarter results on Wednesday, August 11, 2004. The Company will hold a conference call for investors at 11:00 a.m. EST. The call can be accessed as follows:

   o By telephone dial-in with the capability to participate in the question and answer portion of the call. The telephone dial-in number for participants in the United States is 877-546-1565 and the pass-code confirmation # is 3770377. The telephone dial-in number for participants outside the United States is +1-630-395-0018 and the pass-code confirmation # is 3770377.

An audio replay of the conference call will be available for a one week period after the call. The dial-in number for participants in the United States is 800-841-8616. The audio replay dial-in number for participants outside the United States is 402-280-9940.

The Company will also host an investor open house at its Sylacauga, Alabama plant facility on Friday, August 13, 2004 at 12:30 p.m. CST. Registration by investors for this event is required no later than Friday, August 6, 2004 by dialing Ms. Linda Plisco, Director of Corporate Accounting and Financial Reporting at 615-377-7486.

FORWARD LOOKING STATEMENTS

The conference call may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements on the call that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "project," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements may include statements addressing future financial condition and operating results.

Economic, business, competitive and/or regulatory factors affecting the Company's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these and other factors is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The Company anticipates filing its Form 10-Q for the quarter ended June 30, 2004, with the Securities and Exchange Commission on or before August 11, 2004. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ACG Holdings, is the parent company of American Color Graphics and American
Color.

American Color Graphics is one of the leading printers of advertising inserts and newspaper products in the United States. The Company's production facilities print and distribute products such as weekly retail advertising inserts, Sunday comic sections, comic books and other publications for many of the country's retailers and major newspapers.

American Color is one of the most technologically advanced providers of premedia services in the United States. Our premedia services segment provides our customers with a complete solution for the preparation and management of materials for printing, including the capture, manipulation, transmission and distribution of images.


Contacts

American Color Graphics, Inc.
Patrick W. Kellick   615-377-7430